Exhibit 99.1

LogMeIn Announces Fourth Quarter and Fiscal Year 2014 Results

Accelerated Revenue Growth; $74.2 million in operating cash flow; Initiates Guidance for 2015

Boston, February 12, 2015 – LogMeIn, Inc. (NASDAQ: LOGM), a leading provider of cloud based connectivity, today announced its results for the fourth quarter and fiscal year ended December 31, 2014.

Fourth quarter 2014 highlights include:

•	Revenue was $59.9 million, up 33% compared with the fourth quarter of 2013

•	Adjusted EBITDA was $14.9 million and Adjusted EBITDA margin was 24.9% versus $10.4 million and 22.9% in the fourth quarter of 2013

•	Non-GAAP net income was $9.0 million, or $0.35 per diluted share, as compared to $3.9 million, or $0.16 per diluted share, in the fourth quarter of 2013

•	GAAP net income was $3.3 million, or $0.13 per diluted share, as compared to GAAP net loss of $459,000, or $0.02 per diluted share, in the fourth quarter of 2013

•	Cash flow from operations was $15.3 million, an increase from $12.2 million in the fourth quarter of 2013

•	Total deferred revenue was $105.3 million, up 24% from $85.2 million in the fourth quarter of 2013

•	The Company closed the quarter with cash, cash equivalents and short-term investments of $201.2 million

Fiscal year 2014 highlights include:

•	Revenue was $222.0 million, up 34% compared with fiscal year 2013

•	Adjusted EBITDA was $49.5 million and Adjusted EBITDA margin was 22.3%, compared to $34.5 million and 20.8% in fiscal year 2013

•	Non-GAAP net income was $29.9 million, or $1.18 per diluted share, as compared to $13.9 million, or $0.55 per diluted share, in fiscal year 2013, an increase of 115%.

•	GAAP net income was $8.0 million, or $0.31 per diluted share, as compared to GAAP net loss of $7.7 million, or $0.32 per diluted share, for fiscal year 2013

•	Cash flow from operations was $74.2 million, an increase from $30.0 million in fiscal year 2013

“We had another very strong quarter and a great year,” said Michael Simon, CEO and Chairman of LogMeIn. “Both revenue and earnings per share in Q4 exceeded the high-end of our guidance, and our annual revenue growth was the best we’ve reported since our first full year as a public company.

“Significant progress on our key growth drivers in 2014 – fueling join.me’s growth, boosting our value to SMB IT and accelerating our Internet of Things opportunity with Xively — has put us in a favorable position to deliver strong continued growth. In 2015, our goal will be to increase our strategic positions in our collaboration, SMB IT and IoT markets to accelerate longer-term growth while maximizing shareholder value.”

Business Outlook

Based on information available as of February 12, 2015, the Company is issuing guidance for the first quarter 2015 and fiscal year 2015.

First Quarter 2015: The Company expects first quarter revenue to be in the range of $60.2 million to $60.7 million.

Adjusted EBITDA is expected to be in the range of $11.5 million to $12.1 million.

Non-GAAP net income is expected to be in the range of $6.6 million to $6.9 million, or $0.26 to $0.27 per diluted share. Non-GAAP net income excludes an estimated $7.1 million in stock-based compensation expense, $600,000 in litigation related expense, and $2.6 million in acquisition related costs and amortization.

Non-GAAP net income for the first quarter assumes an effective tax rate of approximately 30 percent. Non-GAAP net income per diluted share for the first quarter of 2015 is based on an estimated 25.5 million fully-diluted weighted average shares outstanding.

Including stock-based compensation expense, litigation related expense, and acquisition related costs and amortization, we expect to report a GAAP net loss in the range of $900,000 to $400,000, or $0.04 to $0.01 per share.

The GAAP net income for the first quarter assumes an effective tax rate of approximately 20%. GAAP net income per share for the first quarter of 2015 is based on an estimated 25.5 million weighted average shares outstanding.

Fiscal year 2015: The Company expects full year 2015 revenue to be in the range of $260 million to $264 million.

Adjusted EBITDA is expected to be in the range of $54.0 million to $58.0 million.

Non-GAAP net income is expected to be in the range of $31.6 million to $34.1 million, or $1.24 to $1.34 per diluted share. Non-GAAP net income excludes an estimated $27.3 million in stock compensation expense, $1.5 million in litigation related expense, and $8.3 million in acquisition related costs and amortization.

Non-GAAP net income for the full fiscal year 2015 assumes an effective tax rate of approximately 30%. Non-GAAP net income per diluted share for 2015 is based on an estimated 25.5 million fully-diluted weighted average shares outstanding.

Including stock compensation expense, patent litigation related expense, and acquisition related costs and amortization, we expect to report GAAP net income in the range of $6.6 million to $9.2 million, or $0.26 to $0.36 per diluted share.

The GAAP net income for the full year assumes an effective tax rate of 20%. GAAP net income per share for 2015 is based on an estimated 25.5 million weighted average shares outstanding.

A reconciliation of the most comparable GAAP financial measures to non-GAAP measures used above is included in the tables attached to this release.

Conference Call Information for Today, Thursday, February 12, 2015

The Company will host a corresponding conference call and live webcast at 5:00 p.m. Eastern Time today. To access the conference call, dial 888-427-9376 (for the U.S. and Canada) or 480-629-9771 (for international callers). A live webcast will be available on the Investor Relations section of the Company’s corporate website at www.LogMeIn.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time on February 12, 2015 until 11:59 p.m. Eastern Time on February 19, 2015, by dialing 888-203-1112 (and entering passcode 9261007.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating income, non-GAAP income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP cash flow from operations.

Adjusted EBITDA is GAAP net (loss) income excluding provision for income taxes, interest income, and other expense (income), net, depreciation and amortization, acquisition related costs, stock-based compensation expense, and litigation related expense. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenue. Non-GAAP operating income excludes acquisition related costs and amortization, stock-based compensation expense, and litigation related expense. Non-GAAP provision for income taxes excludes the tax impact of acquisition related costs and amortization, stock-based compensation expense, and litigation related expense. Non-GAAP net income and non-GAAP net income per diluted share exclude acquisition related costs and amortization, stock-based compensation expense, and litigation related expense. Non-GAAP cash flow from operations excludes payments and receipts related to litigation related costs, and acquisition related payments.

The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors. The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included in this release.

About LogMeIn, Inc.

LogMeIn, Inc. (NASDAQ:LOGM) simplifies how people connect to each other and the world around them. With millions of users worldwide, our cloud-based solutions make it possible for people and companies to connect and engage with their workplace, colleagues, customers and products anywhere, anytime. LogMeIn is headquartered in Boston with offices in Bangalore, Budapest, Dublin, London, San Francisco and Sydney.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the popularity, value and effectiveness of the Company’s products and services, the Company’s ability to deliver future growth and value, the success of and demand for the Company’s new and existing products and services, the Company’s investment in new products and markets, and the Company’s financial guidance for fiscal year 2015 and the first quarter of 2015. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, dependence on the remote support and software market, customer adoption of the Company’s solutions, the Company’s ability to attract new customers and retain existing customers, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, intellectual property litigation, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, the Company’s ability to compete effectively, the Company’s ability to develop and introduce new products and add-ons or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, the result of any pending litigation, and other risks detailed in the Company’s other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

LogMeIn, LogMeIn Central, LogMeIn Pro, LogMeIn Rescue, join.me, Cubby, AppGuru, Xively, Meldium and BoldChat are trademarks or registered trademarks of LogMeIn in the US and other countries around the world.

Contact Information:

Investors

Rob Bradley

LogMeIn, Inc.

781-897-1301

rbradley@LogMeIn.com

Press

Craig VerColen

LogMeIn, Inc.

781-897-0696

Press@LogMeIn.com

LogMeIn, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(In thousands)

	December 31,	December 31,
	2013	2014
ASSETS
Current assets:
Cash and cash equivalents	$89,257	$100,960
Marketable securities	100,299	100,209
Accounts receivable, net	12,957	18,286
Prepaid expenses and other current assets	6,508	4,545
Restricted cash, current portion	23	1,492
Deferred income taxes	3,053	5,403

Total current assets	212,097	230,895
Property and equipment, net	13,198	13,476
Restricted cash, net of current portion	3,902	2,531
Intangibles, net	16,886	18,983
Goodwill	18,712	37,928
Other assets	5,348	4,756
Deferred income taxes	9,470	9,280

Total assets	$279,613	$317,849

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$6,390	$7,055
Accrued liabilities	20,110	29,482
Deferred revenue, current portion	82,496	101,672

Total current liabilities	108,996	138,209
Deferred revenue, net of current portion	2,667	3,578
Other long-term liabilities	611	2,218

Total liabilities	112,274	144,005

Commitments and contingencies
Preferred stock	—	—
Equity:
Common stock	254	267
Additional paid-in capital	200,235	237,203
(Accumulated deficit) retained earnings	(1,439)	6,516
Accumulated other comprehensive loss	(1,186)	(3,117)
Treasury stock	(30,525)	(67,025)

Total equity	167,339	173,844

Total liabilities and equity	$279,613	$317,849

LogMeIn, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2014	2013	2014
Revenue	$45,181	$59,899	$166,258	$221,956
Cost of revenue	4,946	7,881	18,816	28,732

Gross profit	40,235	52,018	147,442	193,224

Operating expenses
Research and development	7,021	9,080	29,023	33,516
Sales and marketing	23,332	30,654	88,794	119,508
General and administrative	6,584	8,514	29,181	30,526
Legal settlements	500	—	1,688	—
Amortization of acquired intangibles	162	234	682	987

Total operating expenses	37,599	48,482	149,368	184,537

Income (loss) from operations	2,636	3,536	(1,926)	8,687

Interest income, net	110	175	547	602
Other (expense) income	(402)	(97)	(89)	105

Income (loss) before income taxes	2,344	3,614	(1,468)	9,394
Provision for income taxes	(2,803)	(301)	(6,214)	(1,439)

Net (loss) income	$(459)	$3,313	$(7,682)	$7,955

Net (loss) income per share:
basic	$(0.02)	$0.14	$(0.32)	$0.33
diluted	$(0.02)	$0.13	$(0.32)	$0.31
Weighted average shares outstanding:
basic	24,194,719	24,395,499	24,350,913	24,385,297
diluted	24,194,719	25,387,526	24,350,913	25,386,199
Calculation of Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP Net Income per share (unaudited) (In thousands, except share and per share data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2014	2013	2014
GAAP Income (loss) from operations	$2,636	$3,536	$(1,926)	$8,687

Add Back:
Stock-based compensation expense	4,819	6,348	19,714	24,769
Litigation related expenses	738	174	7,476	475
Acquisition related costs and amortization	613	2,689	3,537	8,237
Non-GAAP Operating income	8,806	12,747	28,801	42,168

Other income (expense), net	(292)	78	458	707

Non-GAAP Income before provision for income taxes	8,514	12,825	29,259	42,875
Non-GAAP Provision for income taxes	(4,567)	(3,840)	(15,408)	(12,948)

Non-GAAP Net income	$3,947	$8,985	$13,851	$29,927

Non-GAAP Diluted net income per share:	$0.16	$0.35	$0.55	$1.18
Diluted weighted average shares outstanding used in computing per share amounts:	25,018,600	25,387,526	25,018,758	25,386,199

Calculation of Adjusted EBITDA (unaudited) (In thousands)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2014	2013	2014
GAAP Net (Loss) Income	$(459)	$3,313	$(7,682)	$7,955

Add Back:
Stock-based compensation expense	4,819	6,348	19,714	24,769
Litigation related expenses	738	174	7,476	475
Acquisition related costs	123	1,973	1,540	4,466
Interest income and other expense (income), net	292	(78)	(458)	(707)
Income tax expense	2,803	301	6,214	1,439
Depreciation and amortization expense	2,051	2,856	7,704	11,137

Adjusted EBITDA	$10,367	$14,887	$34,508	$49,534

Stock-Based Compensation Expense (In thousands)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2014	2013	2014
Stock-based compensation expense:
Cost of revenue	$164	$303	$706	$1,107
Research and development	864	1,006	3,761	3,653
Sales and marketing	1,421	1,974	7,242	9,033
General and administrative	2,370	3,065	8,005	10,976

Total stock-based compensation expense	$4,819	$6,348	$19,714	$24,769

LogMeIn, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2014	2013	2014
Cash flows from operating activities
Net (loss) income	$(459)	$3,313	$(7,682)	$7,955
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	2,051	2,856	7,704	11,137
Amortization of premiums on investments	59	46	198	224
Provision for bad debts	44	50	116	102
Gain on sales of marketable securities	—	(5)	—	(5)
Provision for (benefit from) deferred income taxes	705	(3,606)	909	(3,090)
Stock-based compensation	4,819	6,348	19,714	24,769
(Gain) loss on disposal of equipment	—	(3)	—	26
Changes in assets and liabilities:
Accounts receivable	(1,539)	(7,628)	302	(5,804)
Prepaid expenses and other current assets	2,021	3,251	(2,986)	1,822
Other assets	(1,694)	165	(3,764)	476
Accounts payable	(52)	1,143	(2,233)	1,727
Accrued liabilities	2,366	5,627	3,457	9,234
Deferred revenue	3,870	3,238	14,493	23,983
Other long-term liabilities	18	472	(208)	1,597

Net cash provided by operating activities	12,209	15,267	30,020	74,153

Cash flows from investing activities
Purchases of marketable securities	(24,996)	(45,369)	(90,376)	(95,342)
Proceeds from maturities of marketable securities	25,000	25,000	90,000	75,000
Proceeds from sale or disposal of marketable securities	—	20,045	—	20,045
Purchases of property and equipment	(1,279)	(1,774)	(10,938)	(7,471)
Intangible asset additions	(11,942)	(762)	(13,061)	(2,529)
Cash paid for acquisition, net of cash acquired	—	—	—	(22,449)
(Increase) decrease in restricted cash and deposits	(118)	3	7	(196)

Net cash used in investing activities	(13,335)	(2,857)	(24,368)	(32,942)

Cash flows from financing activities
Proceeds from issuance of common stock upon option exercises	1,268	4,612	3,798	17,599
Income tax benefit from the exercise of stock options	(626)	377	17	383
Payment of contingent consideration	—	—	(104)	—
Common stock withheld to satisfy income tax withholdings for restricted stock unit vesting	(288)	(481)	(1,834)	(5,771)
Purchase of treasury stock	(10,233)	(10,458)	(30,525)	(36,500)

Net cash (used in) provided by financing activities	(9,879)	(5,950)	(28,648)	(24,289)

Effect of exchange rate changes on cash and cash equivalents and restricted cash	1,278	(1,841)	321	(5,219)

Net (decrease) increase in cash and cash equivalents	(9,727)	4,619	(22,675)	11,703
Cash and cash equivalents, beginning of period	98,984	96,341	111,932	89,257

Cash and cash equivalents, end of period	$89,257	$100,960	$89,257	$100,960

Calculation of Non-GAAP Cash Flows from Operating Activities (unaudited)

(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2014	2013	2014
GAAP Cash flows from operating activities	$12,209	$15,267	$30,020	$74,153

Add Back:
Litigation related payments	568	9	8,390	530
Acquisition related payments	61	158	3,934	304

Non-GAAP Cash flows from operating activities	$12,838	$15,434	$42,344	$74,987